                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Fisher Scientific International Inc. on Form S-4 of our report dated February 8, 2000, appearing in the Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
August 23, 2000